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                                                                    Exhibit 10.7


                               OPERATING AGREEMENT

                           PRICE GLOBAL TRADING, INC.


          This Agreement is entered into as of the 28th day of August, 1994, by and among Price Global Trading, Inc., a Delaware corporation ("Price Global"), Price Enterprises, Inc., a Delaware corporation ("Price Enterprises"), Price/ Costco, Inc., a Delaware corporation ("PriceCostco"), and The Price Company, a California corporation and a wholly-owned subsidiary of PriceCostco ("TPC").

                                    RECITALS

          A. WHEREAS, Price Enterprises and PriceCostco have entered into an Agreement of Transfer and Plan of Exchange dated July 28, 1994 (the "Transfer and Exchange Agreement");

          B. WHEREAS, pursuant to the Transfer and Exchange Agreement, Price Enterprises and PriceCostco have agreed to enter into this Agreement at or prior to the Transfer Closing Date (as defined in the Transfer and Exchange Agreement); and

          C. WHEREAS, the Transfer Closing Date is to occur concurrently with the execution hereof.

                                    AGREEMENT

          THEREFORE, the parties agree as follows:

1. DEFINITIONS. In addition to the terms defined in the Transfer and Exchange Agreement, which definitions are incorporated by reference, the following terms are defined:

     1.1. "Affiliate" of any Person shall mean any entity which is owned directly or indirectly thirty percent (30%) or more by the Person, which holds an interest, directly or

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indirectly, of thirty percent (30%) or more in the Person, or which has a common owner with the Person which owner has, directly or indirectly, thirty percent (30%) or more of both the Person and the Affiliate.

     1.2. "Club Business" shall mean any merchandising activity utilizing 70,000 square feet or more in a single location, operated with membership and selling food and non-food items through a central checkout.

     1.3 "Downstream Affiliate" of any Person shall mean any entity which is controlled directly or indirectly by the Person.

     1.4. "Specified Companies" shall mean each of Wal-mart Stores, Inc., Target Stores, Kmart Corporation, Home Depot, Inc., Office Depot, Inc., and within any geographic market included in the Specified Geographical Areas consisting of the larger of a single country or a single customs union (an "International Market") a maximum of two (2) additional companies designated in writing by PriceCostco to Price Global within thirty (30) days after Price Global provides written notice to PriceCostco of its intent to begin to conduct business in such International Market, and the Affiliates of the foregoing; PROVIDED, HOWEVER, that PriceCostco shall not designate J.C. Tenorio Enterprises, Inc. with respect to the Northern Marianas Islands (including Guam and Saipan) or Coles-Myer Ltd. with respect to Australia and New Zealand; PROVIDED, that the two (2) companies designated by PriceCostco hereunder with respect to such International Market shall be the same two (2) companies designated with respect to such International Market under the following agreements: (i) the Operating Agreement by and among Price Quest, Inc., Price Enterprises, TPC and PriceCostco dated as of August 28, 1994; (ii) the Stockholders Agreement by and among Price Quest, Inc., TPC, PriceCostco and Price Enterprises dated as of August 28, 1994; and


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(iii) the Stockholders Agreement by and among Price Global, PriceCostco, TPC and
Price Enterprises dated as of August 28, 1994 (the "Price Global Stockholders Agreement").

2.   OPERATING COVENANTS.

     2.1. Non-competition.

          (a)(i) In view of the transfer from TPC to Price Global of the lines of business constituting the Assets transferred to Price Global, including goodwill, for the period of five (5) years from the Transfer Closing Date (the "Five-Year Period"), PriceCostco shall not, nor shall it permit or suffer any of its Downstream Affiliates to, directly or indirectly engage in or conduct a Club Business in the Specified Geographical Areas other than through Price Global or Mexico Clubs, Inc. ("Mexico Clubs"); own any interest in another company that conducts a Club Business in the Specified Geographical Areas other than Price Global or Mexico Clubs (PROVIDED that neither PriceCostco nor its Affiliates shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than 10% of the equity securities of such company), knowingly sell to or provide services to a Club Business in the Specified Geographical Area or transfer to any Person (other than Price Enterprises or the relevant Subsidiary Corporation) the right to conduct a Club Business in any of the Specified Geographical Areas, including, without limitation, any right to use the name "Costco" in the Specified Geographical Areas.

              (ii) Notwithstanding the foregoing, PriceCostco may acquire another company that conducts a Club Business in the Specified Geographical Areas (other than Mexico); PROVIDED, that in such acquired company's last complete fiscal year prior to such acquisition, the acquired company derived no more than twenty percent (20%) of its annual


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revenues from such Club Business in the Specified Geographical Areas (other than
Mexico); PROVIDED, FURTHER, that PriceCostco agrees to hold separate such Club Business so acquired and to divest of such Club Business as soon as practicable following the consummation of such acquisition. Prior to divesting such Club Business to any bona fide, arm's length purchaser (a "Proposed Purchaser"), PriceCostco shall first offer the opportunity to purchase such Club Business to Price Global. Such offer (the "First Offer Notice") shall be in writing and shall state the proposed offering price and any other material terms and conditions of the proposed sale of such Club Business. In the event that Price Global wishes to purchase such Club Business on the terms and conditions set forth in the First Offer Notice, Price Global shall provide written notice ("Purchase Notice") to PriceCostco within thirty (30) days after receipt of the First Offer Notice. If a Purchase Notice is not received by PriceCostco prior to the expiration of the thirty-day period specified above, then PriceCostco shall have the right to sell such Club Business to any Proposed Purchaser (whether or not identified in the First Offer Notice), but only on terms and conditions with respect to the consideration paid to PriceCostco (and other material terms and conditions which a reasonable purchaser would consider significant to the decision to purchase such Club Business) which are no more favorable to the Proposed Purchaser in any material respect than as stated in the First Offer Notice and only if a definitive agreement with respect to such sale is executed on a date within one hundred twenty (120) days of the First Offer Notice. If, during such 120-day period, PriceCostco should propose to sell such Club Business to a Proposed Purchaser on terms and conditions which are no more favorable to the Proposed Purchaser in any material respect than as stated in the First Offer Notice, except that the consideration to be paid is less than that specified in the First Offer Notice, PriceCostco shall again offer the


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opportunity to purchase such Club Business to Price Global in a like manner to that specified above (the "Second Offer Notice"), except that Price Global shall provide a Purchase Notice to PriceCostco within ten (10) business days after receipt of the Second Offer Notice if Price Global wishes to purchase such Club Business on the terms and conditions set forth in such notice. If a Purchase Notice is not received by PriceCostco prior to the expiration of the ten-business day period specified above, then PriceCostco shall have the right to sell such Club Business to any Proposed Purchaser (whether or not identified in the Second Offer Notice), but only on terms and conditions with respect to the consideration paid to PriceCostco (and other material terms and conditions which a reasonable purchaser would consider significant to the decision to purchase such Club Business) which are no more favorable to the Proposed Purchaser in any material respect than as stated in the Second Offer Notice and only if a definitive agreement with respect to such sale is executed on a date within one hundred and twenty (120) days of the Second Offer Notice.

          (b) Except as otherwise expressly permitted in the Transfer and Exchange Agreement or the other Additional Agreements, for the Five-Year Period, the parties hereto and their Downstream Affiliates will not engage in any business with any of the Specified Companies.

          (c) For the Five-Year Period, none of Price Enterprises, its Downstream Affiliates, Price Global or any of its Downstream Affiliates shall directly or indirectly engage in or conduct a Club Business in any geographical area other than the Specified Geographical Areas, own any interest in another company that conducts a Club Business in any such area (PROVIDED that none of Price Enterprises, Price Global or any of their Downstream Affiliates shall be prohibited from purchasing and owning securities of any such company as a passive


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investment so long as such securities in the aggregate represent no more than ten percent (10%) of the equity securities of such company) or knowingly sell to or provide services to a Club Business in any such area. In the Specified Geographical Areas (other than Mexico), Price Enterprises, its Downstream Affiliates and Price Global and its Downstream Affiliates shall conduct a Club Business only through Price Global.

          (d) In the event of a breach or threatened breach of this section 2.1 by any party, the parties agree that money damages, alone, would be an inadequate remedy, and that any other party may apply for and obtain injunctive and other equitable relief without necessity of bond or other security, to prevent or remedy such breach.

     2.2. Access, Technology and Buying Services.

          (a) For the Five-Year Period or until such earlier date (if any) when Price Enterprises sells all of its shares of stock in Price Global to any party unrelated to it, PriceCostco shall provide the following to Price Global at Price Global's request solely for Price Global's and CMI's use in the Specified Geographical Areas and for CMI's use with those customers listed on Schedule A attached hereto:

               (i) full cooperation and support of PriceCostco's and its Downstream Affiliates' buying offices to assist Price Global in sourcing and acquiring merchandise and services for itself and its Affiliates, joint ventures and licensees;

              (ii) access to PriceCostco's and its Downstream Affiliates' vendors for Price Global's placement of orders. PriceCostco and its Down-stream Affiliates shall exert reasonable efforts to assure that vendors' prices and terms available to PriceCostco and its Downstream Affiliates shall be equally available to Price Global for purposes of Price Global's and CMI's business. PriceCostco and its Downstream


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     Affiliates shall arrange for the remittance to Price Global of rebates and discounts received by PriceCostco or its Downstream Affiliates as a result of Price Global's purchases;

             (iii) reasonable support from PriceCostco's and its Downstream Affiliates' buying offices, including an on-line computer connection, for placement of Price Global's orders for merchandise on behalf of Price Global, its Downstream Affiliates, joint ventures and licensees. The computer terminals for such on-line computer connection shall be located only in the offices of Price Enterprises or Price Global in San Diego, California, and access thereto shall be limited to employees of Price Global. PriceCostco agrees to use its best efforts (but shall not be required to incur any extraordinary expenses not reimbursed by Price Global in pursuit thereof) to enable Price Global to place its orders through PriceCostco's management information system ("MIS");

              (iv) current data and historical data (to the extent reasonably available) on PriceCostco's and its Downstream Affiliates' inventory and costs (which shall include only a description of the inventory and the cost thereof, including the components of such cost) as well as such sales information as may reasonably be requested by Price Global from time to time. Access to such database shall be limited to employees of Price Global and CMI;

               (v) filling of orders from Price Global and CMI on behalf of Price Global and its Downstream Affiliates (which, notwithstanding the introductory clause to this Section 2.2, shall also include orders by CMI for sales to GrandMart Limited) at PriceCostco's direct cost for any private label merchandise sold by PriceCostco or


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     its Downstream Affiliates; PROVIDED, HOWEVER, that except with respect to private label merchandise sold by CMI to those customers listed on Schedule A attached hereto, Price Global and CMI shall not request that PriceCostco or any of its Downstream Affiliates fill any such order, and PriceCostco shall not be obligated to fill any such order, if the private label merchandise is to be resold in any geographical area outside the United States other than the Specified Geographical Areas and (A) such resale is to be made by Price Enterprises or any of its Downstream Affiliates in a geographical area in which it conducts a merchandising or retail business that competes with any merchandising or retail business of PriceCostco or any of its Downstream Affiliates in such geographical area or (B) such resale is to be made by a third party engaged in a merchandising or retail business in a geographical area that competes with any merchandising or retail business of PriceCostco or any of its Downstream Affiliates in such geographical area;

              (vi) splitting and transshipment of bulk orders delivered to the United States for multiple destinations in the Specified Geographical Areas and elsewhere;

             (vii) direct computer connection providing, on-line, a description of the inventory carried by PriceCostco and its Downstream Affiliates and the cost thereof (to the extent reasonably available) as well as such sales information as may be reasonably requested by Price Global from time to time. Access to such database shall be limited to employees of Price Global;

            (viii) training by PriceCostco of a reasonable number of Price Global employees and employees of Price Global's Affiliates, joint ventures and licensees, in


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     accounting, management information systems and other systems which Price
     Global adopts from PriceCostco; and

              (ix) use of warehouse space at TPC's City of Industry, California warehouse (or comparable space in a comparable location, if PriceCostco should determine to cease to utilize such warehouse) for a reimbursement payment by Price Global to PriceCostco of the average direct per square foot cost of said warehouse per four-week period with respect to the space allocated to Price Global, with such space allocation adjusted semi-annually, provided that if there is a material change in the use of such space by Price Global, the parties shall adjust Price Global's space allocation as promptly as practicable thereafter.

          (b) For the Five-Year Period, PriceCostco shall give access on a regular basis to two (2) of its Southern California Club Business locations, at no charge, to a reasonable number of Price Global employees and employees of Price Global's Affiliates, joint ventures and licensees, for training purposes. Price Global shall give PriceCostco reasonable notice of the training visits. The locations involved shall be varied from time to time by agreement between the parties. The initial locations, to be used until further agreement, shall be the Carmel Mountain Price Club and the Rancho Del Rey Price Club, both located in San Diego County, California.

          (c) Direct Cost Reimbursements. In connection with the services provided to Price Global by PriceCostco pursuant to subsections 2.2(a)(i), 2.2(a)(iii), 2.2(a)(vi), 2.2(a)(vii), 2.2(a)(ix) and 2.2(g), only, Price Global shall reimburse PriceCostco, for any such services based on PriceCostco's actual incremental, direct cost in respect thereof,


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including, without limitation, compensation (including employee benefit costs)
payable to employees of PriceCostco who provide any such services to Price
Global.

          (d) Payments. The payments provided in subsection (c) above shall be due every four weeks within twenty (20) days after receipt of a timely invoice from PriceCostco.

          (e) Confidentiality. Until two (2) years from the termination of this Agreement pursuant to section 3.8 or otherwise, each party and its Downstream Affiliates shall maintain in strict confidence all information it has obtained or shall obtain, pursuant to this Agreement or otherwise, relating to the business, operations, properties, Assets, products, condition (financial or otherwise), liabilities, employee relations, customers, suppliers, prospects, technology, or trade secrets of the other party; except to the extent such information (i) is in the public domain through no act or omission of the disclosing party, (ii) is required to be disclosed by law, or (iii) is inde-pendently learned by the disclosing party outside of this relationship. The foregoing notwithstanding, the obligations of this subparagraph with regard to information concerning any party's membership and membership database shall continue until five (5) years from the termination of this Agreement. In the event of a breach or threatened breach of this subparagraph, the parties agree that money damages, alone, would be an inadequate remedy, and that a party may apply for and obtain injunctive and other equitable relief without necessity of bond or other security, to prevent or remedy such breach. The foregoing notwithstanding, the parties agree that Price Global may disclose information to its Affiliates, joint ventures, and licensees that would otherwise be prohibited by this subparagraph; PROVIDED that information obtained by Price Global pursuant to Sections 2.2(a)(i) - (iv) and 2.2(a)(vii) hereof may not be disclosed to such Affiliates, joint ventures and licensees except that, on an individual, product-by-product basis in connection


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with specific inquiries concerning any product, Price Global may disclose to an
Affiliate, joint venturer or licensee the gross acquisition cost (which shall not include the components thereof), as well as information with respect to shipping, packaging and size, with respect to such product; PROVIDED, FURTHER, that prior to any such disclosure, any such Affiliate, joint venturer and licensee agrees in writing to be bound by the provisions of this subparagraph and such agreement shall expressly state that (i) such party submits to personal jurisdiction in the State of California, (ii) PriceCostco shall be a third party beneficiary of such agreement, and (iii) PriceCostco shall be entitled to seek injunctive relief under such agreement in court proceedings in San Diego, California and that all other disputes under such agreement shall be submitted to binding arbitration in San Diego, California.

          (f) For the Five-Year Period, Price Global and its Downstream Affiliates shall provide the following to PriceCostco at PriceCostco's request:

               (i) access to Price Global's and its Downstream Affiliates' vendors for PriceCostco's placement of orders. Price Global and its Downstream Affiliates shall exert reasonable efforts to assure that vendors' prices and terms available to Price Global and its Downstream Affiliates shall be equally available to PriceCostco. Price Global and its Downstream Affiliates shall arrange for the remittance to PriceCostco of rebates and discounts received by Price Global or its Downstream Affiliates as a result of PriceCostco's purchases; and

              (ii) complete current data and historical data (to the extent reasonably available) on Price Global's and its Downstream Affiliates' inventory and costs (which shall include only a description of the inventory carried and the cost thereof) as well


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     as such sales information as may reasonably be requested by PriceCostco from time to time. Direct access to such database shall be limited to employees of PriceCostco.

          (g) For the Five-Year Period, PriceCostco grants Price Global the non-exclusive, royalty-free and non-transferable right to use any software (in object code and source code formats, together with any related documentation) owned by PriceCostco and operating on one or more IBM AS400 computers, or equivalent computers, for Price Global's use in the Specified Geographical Areas. Each quarter, PriceCostco shall provide Price Global with ordinary fixes, upgrades and improvements to such software. PriceCostco shall make reasonable efforts to provide technical support for such software at the reasonable request of Price Global, provided that PriceCostco's MIS staff members are primarily obligated to fulfill their duties for PriceCostco and will provide technical support to Price Global as time and circumstances reasonably permit. Price Global shall be entitled to use information concerning any software provided by PriceCostco prior to the end of the Five-Year Period in connection with the development, testing and use of new software, PROVIDED, that such new software does not infringe on any of PriceCostco's patents or copyrights in the software provided to Price Global hereunder. Within 45 days following the end of the Five-Year Period, Price Global shall return to PriceCostco all tapes, diskettes, and documentation in its possession or control related to the software provided to Price Global by PriceCostco hereunder.

     2.3 Reciprocal Memberships. PriceCostco and Price Global agree to permit reciprocal shopping privileges in their Club Business locations among their respective members.


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     2.4  Corporate Opportunities.  Except as expressly prohibited in this
Agreement, the Transfer and Exchange Agreement or the other Additional Agreements, (i) Price Enterprises and its Affiliates shall be entitled to pursue and develop other business opportunities from time to time, and shall not be required to present or offer any business opportunities, international or otherwise, to Price Global or CMI prior to pursuing and developing such opportunities; and (ii) PriceCostco and its Affiliates shall be entitled to pursue and develop other business opportunities from time to time, and shall not be required to present or offer any business opportunities, international or otherwise, to Price Global or CMI prior to pursuing and developing such opportunities.

3.   GENERAL.

     3.1. Assignment. This Agreement is not assignable by either party without the prior written consent of the other party. The foregoing notwithstanding, this Agreement or any of the rights hereunder is assignable by either party to any Affiliate of the assigning party. In the event of any assignment, the assigning party remains fully liable for all of its obligations hereunder.

     3.2. Disputes. Any and all disputes hereunder shall be resolved by arbitration in San Francisco, California, in accordance with the provisions of
Section 10.3 of the Transfer and Exchange Agreement.

     3.3. Law. This Agreement shall be governed by the laws of the State of New York.

     3.4. Contravention. If any provision of this Agreement contravenes any applicable law or regulation, the remainder of the Agreement shall be given effect as though such


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provision were not present, and in a manner so as to achieve the objective of such provision as nearly as possible without contravening the law.

     3.5. Integration. This Agreement, together with the Transfer and Exchange Agreement, the Stockholders' Agreement by and among the parties of even date herewith and the Tax Allocation Agreement by and among the parties and the other Subsidiary Corporations of even date herewith, constitute the entire agreement between these parties on this subject matter, and supersedes any and all prior agreements and understandings on this subject.

     3.6. Notice. All Notices required under this Agreement shall be deemed given and received on the date hand delivered or telecopied or two days after the date mailed by registered mail to the following respective addresses:

               If to Price Global:

               Price Global Trading, Inc.
               4649 Morena Boulevard
               San Diego, California 92117
               Attention:  Robert Price

               If to Price Enterprises:

               Price Enterprises, Inc.
               4649 Morena Boulevard
               San Diego, California 92117
               Attention:  Robert Price

               If to PriceCostco:

               Price/Costco, Inc.
               10809 120th Avenue NE
               Kirkland, Washington 98033
               Attention:  Donald E. Burdick, Esq.


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               If to TPC:

               The Price Company
               10809 120th Avenue NE
               Kirkland, Washington 98033
               Attention:  Donald E. Burdick, Esq.

     3.7. Downstream Affiliates. With regard to the obligations imposed on Downstream Affiliates hereunder, each party hereto shall assure compliance with such obligations by its respective Downstream Affiliates.

     3.8. Renewal and Extension. With regard to all rights and obligations expiring at the end of the Five-Year Period, PriceCostco and Price Global shall each notify the other parties, in writing, at least six (6) months prior to the end of the Five-Year Period and at least six (6) months prior to the end of any pending extensions thereof, if the notifying party desires to terminate such rights and obligations upon expiration of the period. If no such notice is timely received by either party, the period shall be deemed extended on the same terms and conditions for one (1) year.


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               IN WITNESS WHEREOF, the parties signed below on the date first above written,

THE PRICE COMPANY                       PRICE GLOBAL TRADING, INC.


By:  /s/ Harold E. Kaplan               By:  /s/ Robert E. Price
    --------------------------------        -----------------------------------
     HAROLD E. KAPLAN                        ROBERT E. PRICE
Its: Treasurer                          Its: President
    --------------------------------        -----------------------------------


PRICE/COSTCO, INC.                      PRICE ENTERPRISES, INC.


By:  /s/ Donald E. Burdick              By:  /s/ Robert E. Price
    --------------------------------        -----------------------------------

Its: Vice President                     Its: President
    --------------------------------        -----------------------------------


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